Exhibit 10.53

EXECUTION COPY

AMENDMENT AND RESTATEMENT AGREEMENT dated as of November 25, 2003 (this “Agreement”), among ON SEMICONDUCTOR CORPORATION (formerly known as SCG HOLDING CORPORATION) (“Holdings”), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as administrative agent (the “Administrative Agent”), under the Credit Agreement dated as of August 4, 1999, as amended and restated as of September 17, 2003 (as amended, supplemented and modified and in effect on the date hereof, the “Existing Credit Agreement”), among Holdings, the Borrower, the lenders party thereto and the Administrative Agent.

WHEREAS Holdings and the Borrower have requested, and the Restatement Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that (a) the Renewing Term Lenders referred to below and the Additional Tranche E Lenders referred to below extend credit in the form of Tranche E Term Loans on the Restatement Effective Date in an aggregate principal amount equal to $368,517,162 and (b) the Existing Credit Agreement be amended and restated as provided herein.

NOW, THEREFORE, Holdings, the Borrower, the Restatement Lenders and the Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement referred to below. As used in this Agreement, “Restatement Lenders” means, at any time, (a) the Required Lenders under (and as defined in) the Existing Credit Agreement, (b) the Renewing Term Lenders referred to below and (c) the Additional Tranche E Lenders referred to below.

SECTION 2. Restatement Effective Date. (a) The transactions provided for in Sections 3 and 4 hereof shall be consummated at a closing to be held on the Restatement Effective Date at the offices of Cravath, Swaine & Moore LLP, or at such other time and place as the parties hereto shall agree upon.

(b) The “Restatement Effective Date” shall be specified by the Borrower, and shall be a date not later than November 26, 2003, as of which all the conditions set forth or referred to in Section 5 hereof shall have been satisfied. The Borrower, by giving not less than one Business Day’s written notice, (i) shall propose a date as the Restatement Effective Date to the Administrative Agent and (ii) may change a previously proposed date for the Restatement Effective Date, provided that the Borrower agrees that the provisions of Section 2.16 of the Restated Credit Agreement shall apply in the event of any such change. The Administrative Agent shall notify the Restatement Lenders of the proposed date. This Agreement shall terminate at 5:00 p.m., New York City time, on

November 26, 2003, if the Restatement Effective Date shall not have occurred at or prior to such time.

SECTION 3. Tranche E Term Loans. (a) Each existing Tranche B Lender, Tranche C Lender and Tranche D Lender (in each case, an “Existing Term Lender”) that executes and delivers this Agreement specifically in the capacity of a renewing Lender (a “Renewing Term Lender”) will be deemed upon the Restatement Effective Date to have agreed to the terms of this Agreement and to have made a commitment to make Tranche E Term Loans in an aggregate principal amount up to, but not in excess of, the aggregate principal amount of such Existing Term Lender’s Tranche B Term Loans, Tranche C Term Loans or Tranche D Loans immediately prior to the Restatement Effective Date (collectively, the “Existing Term Loans”). Each Existing Term Lender that executes and delivers this Agreement solely in the capacity of an Existing Term Lender and not specifically as a Renewing Term Lender shall be deemed to have agreed to this Agreement but will not be deemed by virtue of such execution and delivery to have undertaken any commitment to make Tranche E Term Loans. Each Person (other than a Renewing Term Lender in its capacity as such) that agrees to make Tranche E Term Loans (an “Additional Tranche E Lender”) will, on the Restatement Effective Date, make such Tranche E Term Loans to the Borrower in the manner contemplated by paragraph (c) of this Section.

(b) Subject to the terms and conditions set forth herein, (i) each Renewing Term Lender agrees to make Tranche E Term Loans on the Restatement Effective Date in amounts up to its Tranche E Term Loan Commitment and (ii) each Additional Term Lender agrees to make Tranche E Term Loans to the Borrower on the Restatement Effective Date in amounts up to its Tranche E Term Loan Commitment. Such Tranche E Term Loans shall be made in the manner contemplated by paragraph (c) of this Section. For purposes hereof, a Person shall become an Additional Tranche E Lender and a party to the Restated Credit Agreement by executing and delivering to the Administrative Agent, on or prior to the Restatement Effective Date, either (A) a signature page to this Agreement setting forth the amounts of Tranche E Term Loans that such Person commits to make on the Restatement Effective Date or (B) a written instrument in a form satisfactory to the Administrative Agent and the Borrower (a “Joinder Agreement”), pursuant to which such Person (1) commits to make Tranche E Term Loans on the Restatement Effective Date in the amounts set forth in such Joinder Agreement and (2) agrees to become party to the Restated Credit Agreement as a Tranche E Lender and to be bound by the provisions of the Restated Credit Agreement from and after the Restatement Effective Date. The “Tranche E Term Loan Commitment” (x) of any Renewing Term Lender will be such amount (not in excess of the amount of its Existing Term Loans) as is determined by J.P. Morgan Securities Inc. (“JPMorgan”) and notified to such Lender prior to the Restatement Effective Date and (y) of any Additional Tranche E Lender will be the amount of such commitment set forth in its signature page hereto or in its Joinder Agreement, as applicable, or such lesser amount as is allocated to it by the Borrower and JPMorgan and notified to it prior to the Restatement Effective Date. The commitments of the Renewing Term Lenders and the Additional Tranche E Lenders are several and no such Lender will be responsible for any other Lender’s failure to make Tranche E Term Loans.

(c) Each Renewing Tranche E Lender and each Additional Tranche E Lender will make Tranche E Term Loans on the Restatement Effective Date by (i) exchanging its Existing Term Loans, if any, for Tranche E Term Loans in an equal principal amount (to the extent the amounts of such Existing Term Loans, if any, do not exceed the Tranche E Term Loan Commitment of such Lender) and (ii) transferring to the Administrative Agent, in the manner contemplated by Section 2.06 of the Restated Credit Agreement, an amount equal to the excess, if any, of its Tranche E Term Loan Commitment over the principal amount of its Existing Term Loans exchanged pursuant to clause (i) above.

(d) Tranche E Term Loans shall be made on the Restatement Effective Date as ABR Borrowings. The provisions of Sections 2.02 and 2.06 of the Restated Credit Agreement shall apply for all purposes of making the Tranche E Term Loans, except as otherwise provided herein.

(e) The Borrower hereby irrevocably directs the Administrative Agent to apply the proceeds of the Tranche E Term Loans received by the Administrative Agent on the Restatement Effective Date to prepay, pursuant to Section 2.11(a) of the Existing Credit Agreement, the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans outstanding as of such date. The Borrower hereby authorizes and directs the Administrative Agent to deduct from the proceeds of the Tranche E Term Loans an amount sufficient to make all such payments on the Restatement Effective Date. On the Restatement Effective Date the Borrower shall pay, without applying the proceeds of the Tranche E Term Loans, accrued and unpaid interest on the Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans or any other amounts (including amounts under Section 2.16 of the Existing Credit Agreement) owing in respect of the Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans.

(f) Unless the Administrative Agent shall have received notice from a Tranche E Lender prior to the Restatement Effective Date that such Tranche E Lender will not make available to the Administrative Agent such Tranche E Lender’s share of such Tranche E Term Loan Borrowing, the Administrative Agent may assume that such Tranche E Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Tranche E Lender has in fact defaulted in making its share of such Tranche E Term Loan Borrowing, then the applicable Tranche E Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such defaulted amount (to the extent so advanced by the Administrative Agent on behalf of such defaulting Tranche E Lender), together with interest on such amount at the interest rate applicable to ABR Loans from the Restatement Effective Date to the date of payment. Upon any such payment by the Borrower, the Borrower shall have the right, at the defaulting Tranche E Lender’s expense, upon notice to the defaulting Tranche E Lender and to the Administrative Agent, to require such defaulting Tranche E Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04 of the Restated Credit Agreement) all its interests, rights and obligations as a Tranche E Lender under the Restated Credit Agreement to another financial institution which shall assume such interests, rights and obligations, provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay, in immediately available funds on the date of such assignment, (A) to the Administrative Agent, (1) the outstanding principal of, and interest accrued to the date of payment on, the defaulted amount of the Tranche E Term Loans advanced by the Administrative Agent on the defaulting Tranche E Lender’s behalf under the Restated Credit Agreement that was not paid by the Borrower to the Administrative Agent pursuant to the preceding sentence and (2) all other amounts accrued for the Administrative Agent’s account or owed to it under the Restated Credit Agreement in respect of such defaulted amount of Tranche E Term Loans and (B) to the Borrower, the outstanding principal of, and interest accrued to the date of payment on, the defaulted amount of the Tranche E Term Loans that the Borrower paid to the Administrative Agent pursuant to the preceding sentence.

SECTION 4. Amendment and Restatement of the Existing Credit Agreement; Loans and Letters of Credit. (a) Effective on the Restatement Effective Date, the Existing Credit Agreement (excluding the annexes, schedules and exhibits thereto that are not attached as part of Exhibit A hereto) is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Restated Credit Agreement”). From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Restated Credit Agreement.

(b) All Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Restatement Effective Date (after giving effect to all prepayments made on the Restatement Effective Date) shall continue to be outstanding under the Restated Credit Agreement and the terms of the Restated Credit Agreement will govern the rights of the Lenders with respect thereto.

SECTION 5. Conditions. The consummation of the transactions set forth in Sections 3 and 4 of this Agreement shall be subject to the satisfaction of the following conditions precedent:

(a) The Administrative Agent (or its counsel) shall have received (i) from each of Holdings, the Borrower and the Required Lenders either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) either counterparts of this Agreement or Joinder Agreements that, when taken together, bear the signatures of each of the Renewing Term Lenders and Additional Tranche E Lenders.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Restatement Lenders and dated the Restatement Effective Date) of each of (i) Cleary, Gottlieb, Steen &

Hamilton, counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) Gust Rosenfeld P.L.C., Arizona local counsel for the Borrower, substantially in the form of Exhibit B-2, and (iii) Hinckley, Allen & Snyder LLP, Rhode Island local counsel for the Borrower, substantially in the form of Exhibit B-3, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions as the Restatement Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Restatement Transactions and any other customary legal matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Each of the conditions set forth in Section 4.02 of the Restated Credit Agreement shall be satisfied, and the Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming satisfaction of the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Restated Credit Agreement.

(e) The Administrative Agent shall have received all fees and other amounts due and payable in connection with this Agreement and the Existing Credit Agreement on or prior to the Restatement Effective Date, including, to the extent invoiced in writing at least two Business Days prior to the Restatement Effective Date, reimbursement or payment of all reasonable documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(f) The Collateral and Guarantee Requirement shall be satisfied after giving effect to the Restatement Transactions, and in connection therewith the Administrative Agent shall have received (i) a completed Perfection Certificate with respect to the Loan Parties (including the Subsidiaries party to the Reaffirmation Agreement) dated the Restatement Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties (including the Subsidiaries party to the Reaffirmation Agreement) in the jurisdictions contemplated by the Perfection Certificate and the copies of the financing statements (or similar documents) disclosed by such research and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are expressly permitted by the Restated Credit Agreement, (iii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement (including any supplements thereto), after giving effect to the Restatement Transactions, and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement and (iv) (A) amendments to each Mortgage with respect to each Mortgaged Property and each Restatement Mortgaged Property providing that the Tranche E Term Loans (in addition to the other Obligations) shall be secured by a Lien on each such Mortgaged Property and Restatement Mortgaged Property, as the case may be, (B) endorsements to existing policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as amended so remains a valid first Lien on the Mortgaged Property or Restatement Mortgaged Property, as the case may be, described therein, free of any other Liens except as expressly permitted by Section 6.02 of the Restated Credit Agreement, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Restatement Lenders may reasonably request and (C) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent or the Restatement Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property or Restatement Mortgaged Property, as the case may be.

(g) A Reaffirmation Agreement substantially in the form of Exhibit C hereto shall have been executed and delivered by each party thereto.

The Administrative Agent shall notify the Borrower and the Restatement Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the consummation of the transactions set forth in Sections 3 and 4 of this Agreement and the obligations of the Tranche E Lenders to make Tranche E Term Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m., New York City time, on November 26, 2003 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

SECTION 6. Effectiveness; Counterparts; Amendments. This Agreement shall become effective when copies hereof which, when taken together, bear the signatures of Holdings, the Borrower, the Administrative Agent and the Restatement Lenders shall have been received by the Administrative Agent. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrower, the Administrative Agent and the Restatement Lenders. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any Joinder Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7. No Novation. This Agreement shall not extinguish the Loans outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Existing Credit Agreement, which (except for the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans, which shall be prepaid as provided herein) shall remain outstanding after the Restatement Effective Date as modified hereby. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 of the Existing Credit Agreement will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Restatement Effective Date. This Agreement shall be a Loan Document for all purposes.

SECTION 8. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Restated Credit Agreement.

SECTION 9. Applicable Law; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE RESTATED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 10. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

ON SEMICONDUCTOR CORPORATION,

By:	/s/ DONALD A. COLVIN

	Name:	Donald A. Colvin
	Title:	Senior Vice President and Chief Financial Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

By:	/s/ DONALD A. COLVIN

	Name:	Donald A. Colvin
	Title:	Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, as Administrative Agent,

By:	/s/ EDMOND DEFOREST

	Name:	Edmond DeForest
	Title:	Vice President

SIGNATURE PAGE TO THE AMENDMENT AND RESTATEMENT AGREEMENT AMONG ON SEMICONDUCTOR CORPORATION, SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT

Name of Institution:

JPMORGAN CHASE BANK

By:	/s/ EDMOND DEFOREST

	Name:	Edmond DeForest
	Title:	Vice President

[Not included in this filing are numerous signature pages for the numerous banks that are Lenders under the Credit Agreement]

EXHIBITS

Exhibits

Exhibit A	Amended and Restated Credit Agreement

Exhibit B-1	Form of Opinion of Cleary, Gottlieb, Steen & Hamilton

Exhibit B-2	Form of Opinion of Gust Rosenfeld P.L.C.

Exhibit B-3	Form of Opinion of Hinckley, Allen & Snyder LLP

Exhibit C	Form of Reaffirmation Agreement

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